SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 25, 2016
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 25, 2016, subsequent to BioLife Solutions, Inc. (the “Company”) filing its annual report on Form 10-K, the Company and Daphne Taylor, the Company’s Chief Financial Officer, entered into an amendment to Ms. Taylor’s employment agreement dated February 19, 2015 (the “Amendment”).  The Amendment provides that upon Ms. Taylor’s voluntary resignation she is entitled to receive severance pay of six months’ salary, plus any accrued and unpaid salary, unused vacation time and reimbursable business expenses, subject to appropriate deductions and withholdings.  Such severance payments are subject to the Company and Ms. Taylor signing, within 30 days following Ms. Taylor’s resignation, and Ms. Taylor not rescinding, as may be permitted by law, a general release of claims in a form acceptable to the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, following the signing of the Amendment, Ms. Taylor resigned from all positions with the Company and its subsidiary effectively immediately, and Michael Rice, the Company’s President and Chief Executive Officer, was appointed as the Company’s principal financial and accounting officer.  The information with respect to Mr. Rice that is required by Items 401(b), (d), (e) and 404(e) of Regulation S-K is incorporated by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2015, as filed on February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2016
BIOLIFE SOLUTIONS, INC.

By:	/s/ Michael Rice
Michael Rice
President and Chief Financial Officer